                                                                   EXHIBIT 10.35










                             MASTER AGENCY AGREEMENT
                                     between
                    AMERICAN PHYSICIANS ASSURANCE CORPORATION
                                       and
                             SCW AGENCY GROUP, INC.

                             MASTER AGENCY AGREEMENT
                                TABLE OF CONTENTS



I.       AUTHORITY OF AGENCY:.....................................................................................1

II.      DEFINITIONS:.............................................................................................1

         A.       Adoption Agreement..............................................................................1

         B.       Agent of Record Letter..........................................................................2

         C.       APA Medical Professional Liability Book of Business.............................................2

         D.       *...............................................................................................2

         E.       Controlling Interest............................................................................2

         F.       Competing Insurer...............................................................................3

         G.       Customer........................................................................................3

         H.       Designated Markets..............................................................................3

         I.       Designated Products.............................................................................3

         J.       Effective Date..................................................................................3

         K.       Exclusive Market................................................................................3

         L.       Expirations.....................................................................................3

         M.       Late Payment Interest Rate......................................................................3

         N.       Permitted Transfer..............................................................................3

         O.       Restricted Transaction..........................................................................3

         P.       Shareholder(s)..................................................................................4

         Q.       Underwriting Rules..............................................................................4

III.     TERM, RENEWAL AND TERMINATION:...........................................................................4

         A.       Initial Term....................................................................................4

         B.       Renewal.........................................................................................4


* Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

         C.       Termination.....................................................................................4

IV.      AGENCY'S OBLIGATIONS AND SCOPE OF AUTHORITY:.............................................................4

         A.       Grant of Authority..............................................................................5

         B.       Reasonable Commercial Effort....................................................................5

         C.       Compliance with Underwriting Rules..............................................................5

         D.       Expansion into New Designated Markets...........................................................5

         E.       Agreement to Exclusively Market in the State of Michigan........................................5

         F.       Designated Markets Other than the Exclusive Market..............................................6

         G.       Selling Process.................................................................................7

         H.       Billing, Collection and Processing..............................................................7

         I.       Books, Records and Reporting....................................................................8

         J.       Maintenance of Licensing........................................................................9

         K.       Errors and Omissions Insurance..................................................................9

         L.       Independent Contractor..........................................................................9

         M.       Use of Sub-agents...............................................................................9

V.       COMPANY'S OBLIGATIONS:..................................................................................10

         A.       Licensing and Registration.....................................................................10

         B.       Agent of Record................................................................................10

         C.       Books, Records and Reporting...................................................................11

         D.       A.M. Best Rating...............................................................................11

         E.       Withdrawal.....................................................................................11

VI.      COMMISSIONS:............................................................................................12

         A.       Commission Rates...............................................................................12

         B.       Payment Terms..................................................................................13

         C.       Miscellaneous..................................................................................13

VII.     OWNERSHIP OF EXPIRATIONS:...............................................................................14

         A.       Acknowledgment of Ownership of Certain Expirations by the Agency...............................14

         B.       Transfers of Certain Expirations...............................................................15

         C.       Release Regarding Kentucky and Nevada..........................................................14

         D.       Ownership of Data..............................................................................15

         E.       Rights of Company to Pursue Michigan Medical Professional Liability
                  Business.......................................................................................15

         F.       Miscellaneous..................................................................................16

VIII.    TERMINATION:............................................................................................16

         A.       Automatic Termination..........................................................................16

         B.       Termination for Cause..........................................................................16

         C.       Termination Without Cause......................................................................18

IX.      REMEDIES:...............................................................................................17

         A.       Termination of Agency Representation...........................................................18

         B.       Run-off........................................................................................18

         C.       Right to Solicit Michigan Customers............................................................18

         D.       Right of Set-off...............................................................................18

X.       ASSIGNMENT, SALE OR TRANSFER OF THE AGENCY'S ASSETS:....................................................18

         A.       Restricted Transaction.........................................................................18

         B.       Company's Right of First Refusal...............................................................18

         C.       Prohibition to Insurer Acquirors...............................................................19

         D.       Company's Right to Direct Communication With Third Parties.....................................19

         E.       Sub-Agents.....................................................................................20

         F.       Permitted Transfer.............................................................................20

         G.       Agreements With Shareholders and Key Employees.................................................20

XI.      INDEMNIFICATION:........................................................................................20

         A.       Indemnification by the Company.................................................................20

         B.       Indemnification by the Agency..................................................................20

         C.       Notice and Opportunity to Defend...............................................................20

         D.       Settlement.....................................................................................21

         E.       Interest on Late Payment.......................................................................21

XII.     DISPUTE RESOLUTION:.....................................................................................21

         A.       Binding Arbitration............................................................................21

         B.       Limitation on Damages..........................................................................22

XIII.    MISCELLANEOUS:..........................................................................................22

         A.       Amendment......................................................................................22

         B.       Non-Waiver.....................................................................................22

         C.       Integrated Agreement...........................................................................22

         D.       Applicable Law.................................................................................22

         E.       Counterparts...................................................................................23

         F.       Authority......................................................................................23

         G.       Assignment.....................................................................................23

         H.       Confidentiality................................................................................23

         I.       Exhibits.......................................................................................24

         J.       Notices........................................................................................24

         K.       Headings.......................................................................................24

         L.       Representations and Warranties of the Agency...................................................24

         M.       Representations and Warranties of the Company..................................................25

                                     APA/SCW

                             MASTER AGENCY AGREEMENT

         This Agreement is made effective 1st day of January, 2004, between AMERICAN PHYSICIANS ASSURANCE CORPORATION, a Michigan insurance company (the "Company"), and SCW AGENCY GROUP, INC., a Michigan corporation, and its subsidiaries and affiliates (the "Agency"). The Company and the Agency are referred to individually as a "Party" or collectively as the "Parties."

                                    RECITALS:

         A. The Company desires to maintain for the term of this Agreement a mutually beneficial relationship with the Agency and to consolidate into this Agreement all terms and conditions of its relationship with the Agency relative to the Company's medical professional liability business.

         B. The Agency desires to maintain for the term of this Agreement a mutually beneficial relationship with the Company and to consolidate into this Agreement all terms and conditions of its relationship with the Company relative to the Company's medical professional liability business.

         C. The Company and the Agency desire to enter into this Agreement with the intent that the medical professional liability products and services to be offered by the Company and the production of new professional liability business by the Agency, together with the servicing of existing insureds, shall strengthen the long-term competitive positions of both Parties and shall contribute to the mutual growth and benefit of both Parties during the term of this Agreement.

         In consideration of the recitals, the mutual covenants and agreements below, the Company and the Agency agree as follows:

I. AUTHORITY OF AGENCY: The Company hereby appoints the Agency as an agent of the Company to sell and service Designated Products in Designated Markets, subject to the terms and conditions of this Agreement.

II. DEFINITIONS: In addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings for purposes of this Agreement.

         A. ADOPTION AGREEMENT. An "Adoption Agreement" means any addendum, exhibit or agreement executed by the Parties by which the Parties agree that this Agreement shall apply to one or more Designated Markets listed in such Adoption Agreement.

Master Agency Agreement                                                   Page 2


         B. AGENT OF RECORD LETTER. "Agent of Record Letter" shall mean a written request directed to the Company by an insured served by the Agency that the Company recognize an agent other than the Agency as the insured's agent of record.

         C. APA MEDICAL PROFESSIONAL LIABILITY BOOK OF BUSINESS. Agency's "APA Medical Professional Liability Book of Business" shall mean and is limited to the Agency's medical professional liability insurance business for insureds of the Company, including but not limited to:

         1. Renewals and Expirations owned by the Agency pursuant to this Agreement.

         2. All of the Agency's related written or otherwise recorded documentation (including electronic and computerized records), expiration and other related data or information, whether compiled by Agency or by other agents, sub-agents or employees of Agency, including but not limited to any customer lists, prospect lists, policy forms, rating information, expiration dates and all other expiration data, information on risk characteristics, information concerning insurance markets for large or unusual risks, and all other records of and pertaining to the medical professional liability accounts and customers of Agency, past and present, insured by the Company;

         3. Goodwill of the Agency's APA medical professional liability insurance business; and

         4. All of the Agency's right, title and interest, if any, in expirations owned by sub-agents relative to Customers insured by the Company.

         "Agency's APA Medical Professional Liability Book of Business" excludes any liabilities, debts and other obligations of any kind of the Agency to its shareholders, employees, Customers, sub-agents, other professional liability insurers, governmental agencies, or others; the Company shall not assume any such liabilities, debts and other obligations, all of which shall remain the Agency's sole responsibility.

         D.       *

         E. CONTROLLING INTEREST. A "Controlling Interest" means shares comprising a majority of the voting stock of the Agency or other entity, as the case may be, or the power or ability to elect or control the voting of more than a majority of the stock of the Agency.



* Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Master Agency Agreement                                                   Page 3


         F. COMPETING INSURER. A "Competing Insurer" means any of the following to the extent offering medical professional liability insurance products or services in a Designated Market: an admitted, non-admitted, surplus lines, alternatively financed or self-funded insurer, risk retention group, purchasing group or other alternative program.

         G. CUSTOMER. A "Customer" shall mean a medical professional liability insured of the Company and prospective medical liability insureds for which the Company is willing to furnish, or does furnish, a quote.

         H. DESIGNATED MARKETS. A "Designated Market" means a state or market area with respect to which the Parties have agreed this Agreement shall apply, as listed in Exhibit A, or subsequently added to this Agreement by execution of an Adoption Agreement, pursuant to Section IV.D.

         I. DESIGNATED PRODUCTS. "Designated Products" means and are limited to the Company's medical professional liability insurance products offered and sold in each Designated Market. The Parties acknowledge and agree that the Company shall have absolute discretion concerning which medical professional liability insurance products to offer and sell, or not to offer or sell, in each Designated Market, and may offer additional products in or withdraw products from a Designated Market at any time.

         J. EFFECTIVE DATE. The "Effective Date" of this Agreement shall be January 1, 2004.

         K. EXCLUSIVE MARKET. "Exclusive Market" means the State of Michigan.

         L. EXPIRATIONS. "Expirations" shall mean all right, title and interest in and to medical professional liability insurance expirations within the meaning of applicable state law.

         M. LATE PAYMENT INTEREST RATE. The "Late Payment Interest Rate" means the "prime interest rate," as published in The Wall Street Journal, plus one (1%) percent.

         N. PERMITTED TRANSFER. A "Permitted Transfer" means:

         1. Any transfer of shares of the Agency between the Shareholders, or between the Shareholders and their spouses and children; or

         2. Any transfer of shares of the Agency by a Shareholder of the Agency to a revocable trust of which he or she is the settlor, or back to himself or herself from such a trust, at any time during the Shareholder's lifetime.

         O. RESTRICTED TRANSACTION. A "Restricted Transaction" means any of the following:

Master Agency Agreement                                                   Page 4


         1. A sale, transfer (for or without consideration), or pledge of all or substantially all of the Agency's business assets in one or more Designated Markets;

         2. A sale of the Agency's APA Medical Professional Liability Book of Business in one or more Designated Markets;

         3. A merger or consolidation of the Agency with or into one or more other corporations or entities, if the Shareholders do not own a Controlling Interest in the surviving entity;

         4.       A sale of shares of the Agency constituting a Controlling
                  Interest;

         5.       Grant of a proxy to vote the shares owned by the Shareholders;

         6.       Transfer of a Controlling Interest to a voting trust; or

         7. Issuance of any shares of capital stock if, after such issuance, the Shareholders would own less than a Controlling Interest.

         8.       A Permitted Transfer shall not constitute a Restricted
                  Transaction.


         P. SHAREHOLDER(s). A "Shareholder" or the "Shareholders" means any one or all of the current shareholders of the Agency.

         Q. UNDERWRITING RULES. The "Underwriting Rules" mean the Company's rules, rating classifications and rates governing the underwriting of its Designated Products. The Company shall have the sole right and discretion to establish and modify its Underwriting Rules from time to time.

III. TERM, RENEWAL AND TERMINATION:

         A. INITIAL TERM. The initial term of this Agreement shall begin on the Effective Date and shall last for a period of five (5) years.

         B. RENEWAL. The term of this Agreement shall thereafter automatically renew for successive periods of five (5) years each, unless this Agreement is terminated as provided in Section VIII below.

         C. TERMINATION. Notwithstanding the foregoing, this Agreement is subject to termination, in whole or as to one or more Designated Markets, under
Section VIII.

IV. AGENCY'S OBLIGATIONS AND SCOPE OF AUTHORITY: Subject to the requirements imposed by law, and the terms of this Agreement:

Master Agency Agreement                                                   Page 5




         A. GRANT OF AUTHORITY. The Company authorizes Agency to act as its agent to sell the Company's Designated Products and to service the Company's Customers in the Designated Markets, subject to any exceptions or specifications stated in this Agreement or an Adoption Agreement.

         B. REASONABLE COMMERCIAL EFFORT. The Agency shall use reasonable commercial efforts to promote and sell the Company's Designated Products and service the Company's Customers in the Designated Markets, subject to the terms and conditions of this Agreement.

         C. COMPLIANCE WITH UNDERWRITING RULES. In performing its obligations under this Agreement, the Agency shall at all times comply with the Underwriting Rules, as adopted, amended and communicated by the Company from time to time.

         D. EXPANSION INTO NEW DESIGNATED MARKETS. The Parties may, at any time, agree to add one or more Designated Markets to this Agreement, and to have this Agreement apply to such additional Designated Markets, by the execution of an Adoption Agreement. The terms and conditions of this Agreement shall apply to such Designated Markets except to the extent otherwise stated in the Adoption Agreement. It is the intent of the Parties, in the interest of uniformity and consistency, that the terms and conditions of this Agreement shall apply to all Designated Markets except to the extent unique characteristics of a Designated Market justify different terms or conditions. Each Party shall be responsible for its own costs and expenses of preparing to commence business in any additional Designated Markets.

         E. AGREEMENT TO EXCLUSIVELY MARKET IN THE STATE OF MICHIGAN. In the State of Michigan, the Agency (including its authorized sub-agents) agrees to provide exclusive services to the Company on the following terms:

         1. Except as expressly permitted by this Agreement, the Agency shall not quote or otherwise solicit or place medical professional liability insurance coverage for a Customer with any Competing Insurer (including any Approved Competing Insurers) on a direct or brokered basis. The loss of a Customer or potential Customer to an agency representing a Competing Insurer shall not be deemed a breach of this Agreement.

         2.       *

         3. The Agency represents and warrants to the Company that, as of the Effective Date of this Agreement, it has not been appointed in Michigan by any Competing Insurer, other than the insurers, if any, identified in Exhibit A. The Agency shall use its reasonable best efforts to transfer to the Company, at policy renewal consistent with any contractual obligations to Competing Insurers, any business of prospective Customers which the Agency placed with Competing Insurers before the execution of this Agreement which the Company is willing to quote. Sixty (60) days prior to


* Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Master Agency Agreement                                                   Page 6


                  each annual renewal, the Agency shall seek a quote from the Company and, if the Company issues a quote within thirty (30) business days as set forth in Section IV.E.5, the Agency shall present the quote to the prospective Customer simultaneously with or prior to the submission of any competing quote.

         4. *, and request a quote for the Customer, provided that no such request shall be made earlier than ninety (90) days before a coverage expiration date.

         5. Within thirty (30) business days of receiving a completed request for a quote, along with a completed application and all relevant underwriting information the Company requires to issue a quote, the Company shall notify the Agency whether it will issue a quote or shall give the Agency written notice declining to issue the quote. Upon receiving written notice from the Company declining to issue a quote, *. If the Company fails to issue a quote or written notice declining to quote within the thirty (30) business day period, the Agency shall notify the Company in writing of the failure *.

         6. Company Quote Confidentiality. The Agency shall at no time, whether during or following termination of the term of this Agreement, release or otherwise apprise any other insurer (including a Competing or Approved Insurer) or source of medical professional liability coverage or any other agent, of any quote, details, price or component of a quote given by Company.

         7. The Company's appointment of the Agency is non-exclusive as to the Company in all the Designated Markets, including Michigan. The Company may appoint, in its discretion, other agents as deemed necessary by the Company on terms and conditions deemed appropriate by the Company.

         F. DESIGNATED MARKETS OTHER THAN THE EXCLUSIVE MARKET. The Agency is designated as a non-exclusive agent for the Company with regard to the Designated Markets other than Michigan.

         G. SELLING PROCESS.

         1. Advertising and Promotional Materials. The Company may furnish the Agency with advertising materials and other printed materials from time to time. No other advertising material which makes reference to Company products or services may be used by the Agency without prior written


* Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Master Agency Agreement                                                   Page 7


                  approval from the Company. The Agency shall be deemed to be a trustee for the Company of all such advertising materials and supplies provided by the Company, which supplies shall remain the property of the Company. Upon termination of this Agreement, all Company supplies shall be returned to the Company.

         2. Notice of Renewals. The Company will furnish Agency with a list of all policies issued through the Agency which are due to renew, at least ninety (90) days in advance of expiration. Such list will include the expiring premium, so long as the information is reasonably available from the computer base currently used by the Company.

         3. Application for Insurance. All applications and binders for insurance shall be forwarded to the Company within three (3) business days of receipt by the Agency. All applications and binders of coverage shall be in accordance with the Company's Underwriting Rules or other requirements as the Company shall communicate to the Agency from time to time.

         4. Authority to Bind Insurance. The Agency has no authority to bind the Company or issue a certificate of insurance without the specific written authorization of the Company, and shall not do so. The Company has the exclusive right, authority and discretion whether and under what terms and conditions it will issue insurance.

         H. BILLING, COLLECTION AND PROCESSING.

         1. Company Responsible for Billing. The Company shall be responsible for all premium billing and collection, including annual audit premiums where applicable, unless otherwise mutually agreed in writing by Agency and Company. Although the Agency may communicate such information to Customers, the Company shall have the right to communicate such matters directly to its Customers.

         2. Agency Trustee for Premiums Received. The Agency shall remit all monies collected by it or its sub-agents with respect to Company business without deduction of commissions or other amounts payable to the Agency. The Agency shall be deemed to be the trustee for the Company of any monies which the Agency or its sub-agents receive for premiums. Although premium billing is generally done by the Company, if the Agency ever holds such funds, it shall do so for the Company's benefit and in a dedicated premium trust account bearing the Company's name. All such funds shall be the exclusive property of the Company, which at all times shall have the right to immediate possession of such funds, whether such funds are held by the Agency or by a bank or other financial institution.

Master Agency Agreement                                                   Page 8



                  No funds of the Agency shall be commingled with the Company's funds held in a premium trust account.

         I. BOOKS, RECORDS AND REPORTING.

         1. Maintenance of Books and Records. The Agency will maintain accurate records and have proper internal controls in place with such records and controls being consistent with typical good business practices of firms similar in size and function to the Agency.

         2. Annual Reports. At least annually, the Agency shall furnish the Company with (a) such reasonable financial statements or reports as may be requested by the Company, relevant to the medical professional liability insurance business of the Agency and its sub-agents, and (b) confirmation of the absence of transactions, claims, events or contingencies which the Agency knows or should know could have a material impact on its financial statements.

         3. Ongoing Duty to Report Material Events. The Agency shall give the Company reasonable timely notice of events that are known to the Agency that may render information previously disclosed pursuant to this paragraph to be materially false or misleading.

         4. Loss Claims. The Agency shall promptly report all claims and losses of which the Agency has knowledge to the Company, and properly notify the Company when the Agency receives notice of the commencement of any related legal action. The Agency shall not admit or deny liability on the part of the Company in connection with any claim or lawsuit.

         5. Right to Inspect. The Company and its accountants shall have a right of access to the books and records of the Agency related to the medical professional liability business of the Agency at reasonable times during normal business hours, upon reasonable notice and with reasonable frequency, for the purpose of ensuring compliance with this Agreement. Any such inspection shall be conducted in a reasonable manner so as to minimize any disruption to the Agency's business.

         6. Information Concerning Competing Insurers. Whenever the Agency places a Michigan risk with a Competing Insurer, *.

         7. Exclusions. Notwithstanding the foregoing, SCW shall have no obligation to disclose information to the Company to the extent such disclosure would be prohibited by law, or by a contract or agreement with a third-party.

* Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Master Agency Agreement                                                   Page 9



         J. MAINTENANCE OF LICENSING. Agency's authority in each Designated Market under this Agreement is contingent upon the Agency maintaining any and all licenses that may be necessary under federal or state law for the Agency to lawfully perform its duties and obligations in such Designated Market.

         K. ERRORS AND OMISSIONS INSURANCE. The Agency and each of its sub-agents shall at all times maintain errors and omissions coverage with a minimum limit of $1,000,000/$3,000,000 from an insurer with an A.M. Best's rating of no less than A-. The Agency shall annually provide the Company a copy of its current errors and omissions policy or of a binder for the same satisfactory to the Company.

         L. INDEPENDENT CONTRACTOR. The Agency at all times shall function as an independent contractor of the Company. Nothing in this Agreement shall be construed to create the relationship of employer and employee between the Company and the Agency or any of its agents. Company will not be responsible for Agency's expenses related to its performance under this Agreement, including but not limited to, bonuses, rent, transportation, employee hire or solicitor's fees, postage, telephone, advertising, licensing fees or any other expenses unless agreed upon in writing by the Parties.

         M. USE OF SUB-AGENTS.

         1. The Agency may, subject to the prior written approval of the Company, employ, appoint, reappoint, replace or otherwise contract duly licensed sub-agents. The current authorized sub-agents are listed on Exhibit A, attached. Each sub-agent must be reviewed and re-approved annually in writing by a duly authorized representative of the Company.

         2. The Company will not unreasonably withhold its approval of a sub-agent, provided that the Agency and the sub-agent have entered into a written agreement which--

                  (a) Obligates the sub-agent to comply with the terms of Sections IV.E. 2-6, and this Section, to the extent applicable;

                  (b) Obligates the sub-agent to indemnify, defend and hold harmless the Company against any breach of its sub-agency agreement; and

                  (c) Which names the Company a third-party beneficiary for the purposes of the provisions referred to in Section IV.M.2(a) and IV.M.2(b) above.

                  (d) The agreement is not otherwise inconsistent with the terms and conditions of this Agreement.

         3. The Agency shall be responsible and liable to the Company for any damages suffered by the Company caused by the Agency's failure to take

Master Agency Agreement                                                  Page 10


                  reasonable measures to enforce its agreements with its sub-agents including, in appropriate circumstances, termination of the sub-agent's agreement. The Agency shall promptly give the Company written notice if and when a sub-agent has materially breached its agreement with the Agency insofar as it pertains to the Company.

         4. The Agency, at its cost and expense, shall be responsible to compensate each sub-agent from the commission the Agency receives pursuant to this Agreement.



V. COMPANY'S OBLIGATIONS:

         A. LICENSING AND REGISTRATION. The Company will appoint or register the Agency and its approved sub-agents where required in each applicable Designated Market.

         B. AGENT OF RECORD.

         1. Designation as Agent of Record. The Company shall designate the Agency as the agent of record for all medical professional liability business written, purchased or otherwise acquired by the Agency or its sub-agents, unless otherwise agreed by the Agency in writing. Notwithstanding the foregoing, in all Designated Markets, if a medical professional changes employment from a Customer represented by the Agency to a Customer represented by another appointed agent of the Company, then the Company may continue the medical professional's coverage recognizing the other appointed agent as the agent of record.

         2.       Agent of Record Letters.

                  (a) Michigan. The Company will not accept Agent of Record Letters regarding medical professional liability business in Michigan unless the Company, in its sole discretion and after reasonable inquiry, determines that the request for a change in agent resulted from a substantial performance deficiency by the Agency which, within ten (10) business days of receiving written notice from the Company, it failed to correct and deliver to the Company a letter of rescission from the Customer. In such a case, the Company will become the Agent of Record for the Customer.

                  (b) Other States. This Agreement does not restrict the Company from accepting Agent of Record Letters from Customers in states other than Michigan, and the Company's policies with regard to Agent of Record Letters may change from time to time.

Master Agency Agreement                                                  Page 11


         C.       BOOKS, RECORDS AND REPORTING.

         1. Monthly Accounting. The Company will provide the Agency a monthly accounting of all transactions involving the Agency using industry standards, including name, policy number, effective date, premium and commission.

         2. Identification of Agency on Notices. The Company shall endeavor to clearly identify the Agency by name on all policies, premium notices and cancellation notices sent to policyholders. The Company shall provide the Agency with a copy of all policy declarations, endorsements and cancellation notices.

         3. Notice of Renewals. The Company will furnish the Agency with a list of all policies on which the Agency is the agent of record which are due to renew, at least ninety (90) days in advance of expiration. Such list will include the expiring premium, so long as the information is reasonably available from the computer base currently used by the Company..

         D.       A.M. BEST RATING.

         1. In the event that the Company's A.M. Best's rating falls below B+, the Agency shall thereafter be excused from its exclusivity obligations in Michigan. If, however, the A.M. Best ratings of the Competing Insurer(s) who are writing a majority of the medical professional liability policies by premium volume in Michigan have also fallen below B+ or are rated with the modifier "u" (or its then-current equivalent), the Agency shall not be excused from its obligations under
                  Section IV.E. regarding obtaining quotes from the Company and presenting them to Customers or prospective insureds.

         2. If the Company regains an A.M. Best rating of B+ or better within six months, the obligations of the Agency under Section IV.E. shall be automatically reinstated. The Agency shall then make a good faith effort to place with the Company, at renewal, all medical professional liability coverages placed with other insurers (including Competing and Approved Competing Insurers) while excused from its exclusivity obligations.

         E.       WITHDRAWAL.

         1. The Company shall at all times have the absolute discretion to withdraw fully or partially from any Designated Market and/or to expand, contract or eliminate medical professional liability products offered or sold.

         2.       The Company shall provide the Agency with a minimum of ninety
                  (90) days prior written notice before withdrawal from any Designated Market.

Master Agency Agreement                                                  Page 12

         3. In the event of any withdrawal from a Designated Market, Agency shall be entitled to unpaid commissions for insurance sold prior to the withdrawal and commissions due in the course of running off business in the market or markets from which the Company withdraws.

         4. In the event of the complete withdrawal of the Company from a Designated Market:

                  (a) Company will provide Agency with a complete list of the Agency's existing policies, including their expiration dates and shall provide all reasonable additional assistance requested by the Agency to accomplish the orderly transfer of business to another insurance company;

                  (B) If the withdrawal is from Michigan, the Agency shall be excused from its exclusivity obligations in
                           Section IV.E.

VI.      COMMISSIONS:

         A.       COMMISSION RATES.

         1. The Company agrees to pay the Agency, and the Agency agrees to accept, commissions based upon premiums actually received by the Company in accordance with the attached Exhibits, as full compensation for all activities rendered by the Agency (including its approved sub-agents) under this Agreement.

         2. The Company may revise the rates of commissions specified in the Designated Markets other than Michigan by giving not less than ninety (90) days written notice to the Agency, provided that such revision shall not apply to installment or endorsement premiums payable on policies already in force. The Company will not set revised commission rates for the Agency that are lower than the commission rates paid by the Company to like agencies in the relevant geographic market for like coverages. In Michigan, the Company cannot decrease the rates of commissions paid to the Agency unless the prevailing commission rates paid by Competing Insurers decreases below the current rates, in which case the Company can decrease the rates to the prevailing level paid by Competing Insurers.

         3. The Agency agrees to refund to the Company unearned commission on policy cancellations or reductions at the same rate at which such commissions were originally paid.

Master Agency Agreement                                                  Page 13




         4. Following termination of this Agreement, the Company shall have no obligation to pay commissions to the Agency, except for commissions due but unpaid as of the effective date of termination.

         5. The Parties may agree to apply a rate of commission on any individual policy other than the rate of commission shown in the attached Exhibits. Issuance of the policy by the Company at the revised rate shall be conclusive evidence of the Company's agreement to the revised rate. The Agency's consent to the issuance of the policy at the revised rate of commission shall be conclusive evidence of the Agency's agreement to the revised rate for that policy.

         6. The Company may, but is not obligated to, provide the Agency annually with a contingent commission agreement, the terms of which may vary on a state-by-state basis for those states/markets which the Company determines are subject to the contingent commission agreement.



         B.       PAYMENT TERMS.

         1. Commissions on premiums shall be paid to the Agency by the 15th of the month after which the initial premium is received and recorded by the Company, subject to offset by the Company of any return commissions due from the Agency.

         2. Interest shall accrue on any late commission payments at the Late Payment Interest Rate from the original due date until paid.

         3. Interest shall accrue on any return commission payments not collected by offset by the Company at the Late Payment Interest Rate, from thirty (30) days after the Company demands payment in writing until paid.

         4. If the Agency does not make a timely accounting or payment of any sums held in trust or otherwise due the Company, the Company reserves the right, upon written notice to the Agency and the Agency's failure to correct the deficiency within ten
                  (10) business days of receipt of such written notice, to set off any amounts due the Company from amounts payable to the Agency and to suspend the Agency's authority to bind any new or renewal business.


         C.       MISCELLANEOUS.

         1.       For purposes of computing commissions--

Master Agency Agreement                                                  Page 14



                  (a) "New business" shall mean all new policies or policies where there is a break in continuous coverage by the Company of at least thirty (30) days. All other business pertaining to active policies in force will be treated as renewal business.

                  (b) "Tail business" shall refer to extended discovery reporting periods (tails) on claims made policies.

                  (c) The endorsement of additional physicians to an existing policy will yield commissions to the Agency at the renewal rate, not the new business rate.

         2. The payment of commissions by Company to Agency is contingent upon such payment not being prohibited by law, and the Agency being licensed in the relevant jurisdiction.

VII.     OWNERSHIP OF EXPIRATIONS:

         A. ACKNOWLEDGMENT OF OWNERSHIP OF CERTAIN EXPIRATIONS BY THE AGENCY. The Parties acknowledge and agree that as of the Effective Date of this Agreement, the Agency, or a sub-agent where applicable, shall own all Expirations for medical professional liability business placed with the Company during the term of this Agreement where the Agency is the agent of record. The Agency, or a sub-agent where applicable, shall continue to own all expirations presently owned by the Agency, or a sub-agent where applicable, from Michigan market sales with original expiration dates from and after July 1, 1991 through and prior to the Effective Date of this Agreement.


         B. TRANSFER OF CERTAIN EXPIRATIONS. The Company hereby conveys to the Agency, any and all of its right, title and interest in and to the APA Medical Professional Liability Book of Business owned by the Agency or its sub-agents, including the following:

         1.       *

         2. Expirations retained and owned by the Company from Michigan market sales with original expiration dates prior to July 1, 1991, identified on attached Exhibit B ("Pre-1991 Michigan Expirations"); and

         3.       Expirations from Nevada market sales.

         C.       RELEASE REGARDING KENTUCKY AND NEVADA.

         1. The Company forever waives, releases and discharges the Agency from any legal claims, damages or other compensation payable by the Agency


*Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Master Agency Agreement                                                  Page 15


                  arising from the Agency's prior practice of placing Kentucky medical professional liability coverages with other insurers before the execution of this Agreement.

         2. The Company forever waives, releases and discharges the Agency from its obligation to repay the Company the outstanding principal balance of $310,000 for costs which the Company advanced the Agency for Nevada market entry. The Agency forever waives, releases and discharges the Company from any legal obligation to purchase medical professional liability expirations per the Nevada Agency Agreement between the Agency and the Company, as amended, or any obligation to pay any exit fee to the Agency upon its withdrawal from Nevada.

         D. OWNERSHIP OF DATA. Notwithstanding any provision of this Agreement to the contrary, except those contained in Section VII. E, the Company shall continue to own all non-expiration related data (including, but not limited to, loss data) and other proprietary information and records of the Company. The Agency shall own all expiration data concerning its Customers that is in its files.

         E. RIGHTS OF COMPANY TO PURSUE MICHIGAN MEDICAL PROFESSIONAL LIABILITY BUSINESS. Notwithstanding any provision of this Agreement to the Contrary, in the event that the Agency terminates this Agreement without Cause, or the Company terminates this Agreement with Cause, both as defined in Section VIII of this Agreement, then the Company shall be permitted to solicit, place, service, or otherwise pursue all Michigan medical professional liability business for which the Agency is the Agent of Record and/or owns the Expirations without any liability whatsoever under any theory to the Agency.

         F.       MISCELLANEOUS.

         1. The ownership of Expirations by the Agency or its sub-agents shall survive the termination of this Agreement, subject to the provisions of Section VII.E.

         2. The ownership of Expirations by the Agency shall not affect the Company's right to communicate directly with insureds, and to bill insureds directly for premiums due or to become due, and to collect such premiums directly from insureds.

         3. In the event the Company purchases the Agency's APA Medical Professional Liability Book of Business pursuant to Section X.B., the Company shall thereafter have the right to make such use as it deems fit of the Agency's records related to the Agency's APA MPL Book of Business, the Expirations, and the Company's own records pertaining to the Expirations.

Master Agency Agreement                                                  Page 16




VIII. TERMINATION: This Agreement may be terminated, or nonrenewed at the expiration of one of its terms, only as provided in this Section:

         A. AUTOMATIC TERMINATION. This Agreement shall terminate automatically by mutual consent on the effective date of the purchase by the Company of the Agency's APA Medical Professional Liability Book of Business, with respect to the Designated Market(s) as to which the purchase applies.

         B. TERMINATION FOR CAUSE. A Party may terminate or nonrenew this Agreement for "Cause." "Cause" for purposes of this Agreement is limited to any one or more of the following:

         1. Loss of License. This Agreement shall terminate automatically, with respect to a Designated Market only, upon a Party's loss of any license or certificate of authority necessary to perform its obligations as contemplated under this Agreement; provided that such termination shall occur when such loss of license or certificate is final and appeal rights have been exhausted. If the Party subsequently regains its license in such Designated Market, the Parties may reinstate this Agreement as to such Designated Market if agreed to in writing.

         2. Immediately upon either Party giving written notice to the other in the event of fraud, bankruptcy, insolvency, or gross and willful misconduct on the part of the other Party.

         3. Upon the repeated failure of the Agency to provide for premium accounting or payment as required by this Agreement, within fifteen (15) business days following the receipt of written notice from the Company, or upon the repeated failure of the Company to pay any Commissions as required by this Agreement, within fifteen (15) business days following the receipt of written notice from the Agency. Each Party shall provide a written notice of any such failure and permit an opportunity to cure the failure within ten (10) days following the written notice. For purposes of this Agreement, "repeated" shall mean three (3) or more times within any twelve (12) consecutive month period.

         4. Upon the failure of a Party to cure a material breach of this Agreement within thirty (30) days following the receipt of written notice by the other Party; provided that if another section of this Agreement provides for a notice and cure period other than thirty (30) days which is applicable, the notice and cure period referenced in the other section shall apply. The written notice shall describe in detail the alleged material breach(es).

         5. Upon the failure of the Agency to comply with the provisions of Section IV.E. three (3) or more times within any twelve
                  (12) consecutive month period.

Master Agency Agreement                                                  Page 17




         6. The Agency can terminate for Cause upon expiration of a current five (5) year term, providing that the Agency gives the Company written notice of its intent not to renew the term of the Agreement due to the Company offering the Agency renewal terms and conditions substantially less favorable to the Agency than those in effect immediately prior to renewal. Any such termination is not effective as a termination with Cause unless: the Agency gives the Company at least ninety
                  (90) days written notice before expiration of the then-current term; the notice specifies the terms and conditions which the Agency claims are substantially less favorable to it; and the Company is given a reasonable opportunity to address the issues. If the Agency elects to nonrenew the Agreement even though the Company provides written notice to the Agency that it will renew the agreement on terms and conditions that are substantially as favorable to the Agency as those in effect immediately prior to renewal, then such a nonrenewal shall be a Termination Without Cause.

         C. TERMINATION WITHOUT CAUSE. Either Party may terminate the Agreement "without cause" upon the expiration of a current term, by either Party giving not less than one hundred twenty
                  (120) days written notice to the other of its intent not to renew the Agreement. Any written notice given by a Party shall clearly identify that it is given pursuant to this provision.



IX. REMEDIES: In addition to any other rights or remedies the Parties may have in the event of a breach or default by the other Party, the Parties shall have the rights and remedies set forth below. Except as expressly provided otherwise, the exercise of a particular remedy, or the specification of a particular remedy in the event of a certain type of default, shall not be deemed an election of remedies, and shall not preclude the other Party from exercising any other rights or remedies available to it.

         A. TERMINATION OF AGENCY REPRESENTATION. Upon the effective date of termination, the Agency's responsibility for complying with the provisions of this Agreement affecting premium payment or collection and procedures related to policyholder communication and service shall continue until resolved to the Company's reasonable satisfaction. Except as so stated, the Agency's authority under this Agreement shall cease.

         B. RUN-OFF. As of the effective date of termination, outstanding policies will be permitted to run to expiration subject to the right of the Company to effect selective cancellations at any time.

         C. RIGHT TO SOLICIT MICHIGAN CUSTOMERS. If the Agreement is terminated by the Company with Cause, or by the Agency without Cause, the Company shall have the rights as set forth in
                  Section VII.E. of this Agreement.

Master Agency Agreement                                                  Page 18




         D. RIGHT OF SET-OFF. If the Agency does not make a timely accounting or payment of any sums held in trust or otherwise due the Company, the Company reserves the right, upon written notice to the Agency and the Agency's failure to correct the deficiency within ten (10) business days of receipt of such written notice, to set off any amounts due the Company from amounts payable to the Agency.

X.       ASSIGNMENT, SALE OR TRANSFER OF THE AGENCY'S ASSETS:

         A. RESTRICTED TRANSACTION. Neither the Agency nor its Shareholders shall undertake a Restricted Transaction except on the terms stated in this Section.

         B. COMPANY'S RIGHT OF FIRST REFUSAL. Before engaging in a Restricted Transaction, the Agency must first deliver to the Company a bona fide offer (the "Third Party Offer") made by a third party to enter into such transaction, which must include an acknowledgement of the Company's right of refusal under this Section, and must disclose the offered price, the identity of the prospective purchaser(s) and the terms and conditions of the offer. The Company shall have thirty (30) days from the receipt of the copy of the Third Party Offer to exercise its option by written notice to the Agency. The price, terms and conditions of the offer to purchase shall be the same as the terms and conditions of the bona fide offer by the prospective purchaser; provided, however, that if any bona fide offer stipulates consideration that is not practicably obtainable except for the prospective purchaser (such as specific land or stock in a closely held corporation), the Company shall be entitled to deliver as substitute consideration cash in an amount equal to the fair market value of such consideration. Such fair market value shall be determined by agreement between the Agency and the Company or, failing that, by an appraiser selected and jointly paid for equally by the Agency and the Company. If the Company determines not to purchase pursuant to this provision, then the Agency shall be permitted to consummate the Restricted Transaction, so long as it does not violate Section X.C.

         C. PROHIBITION TO INSURER ACQUIRORS. In no event shall the Agency or its Shareholders, directly or indirectly, agree to a Restricted Transaction with any Competing or Approved Competing Insurer or other insurer which sells medical professional liability insurance in any Designated Market, or in any state in which the Company has applied for licensure to sell medical professional liability insurance. The Agency acknowledges and agrees that a loss arising from a breach of this provision may not be reasonably and equitably compensated by money damages. The Agency agrees that in case of any such breach, the Company shall be excused from the provisions of
                  Section XIII, and entitled to injunctive and other equitable

Master Agency Agreement                                                  Page 19




                  relief from a court of competent jurisdiction to enforce the terms of this provision, which relief shall be cumulative and in addition to any and all other additional remedies available to the Company at law or in equity. Further, in addition to all available rights and remedies and any relief granted to the Company, the Company shall have the right to solicit the Michigan Customers as provided in Section VII.E.

         D. COMPANY'S RIGHT TO DIRECT COMMUNICATION WITH THIRD PARTIES. After the Agency delivers to the Company a copy of the Third Party Offer, whether or not the Company exercises its right of refusal under this Section, the Company shall have the right to communicate directly with such third party, without the participation of the Agency, prior to the completion of the transaction, such communication being intended to allow the Company and the third party the opportunity to develop a mutually acceptable contractual relationship.

         E. SUB-AGENTS. Nothing in this Agreement shall be construed to prohibit the Agency from entering into agreements with one or more sub-agents under which, as between the parties to such agreements, ownership rights with respect to expirations are granted or conveyed to or among such sub-agents.

         F. PERMITTED TRANSFER. Nothing in this Agreement shall be construed to prohibit a Permitted Transfer.

         G.       AGREEMENTS WITH SHAREHOLDERS AND KEY EMPLOYEES.

         1. In the event that the Company purchases all or part of the Agency's APA Medical Professional Liability Book of Business pursuant to Section X.B., or engages in a Restricted Transaction with the Agency, under Section X.A., X.B., or X.C., above, in conjunction with such transaction:

                  (a) The Agency shall assign to the Company, to the extent assignable, any and all covenants-not-to-compete, non-piracy and confidentiality agreements in effect between the Agency and its Shareholders and key employees as of the date of such transaction. In the event that they do not exist or exist but are non-assignable, the Agency will use its reasonable best efforts to cooperate with the Company to obtain agreements from Agency Shareholders as part of the Company's purchase, which will provide protection to the Company for a reasonable period of time in a reasonable geographic area; and

                  (b) The Company shall be free to solicit any of the Agency's employees, contractors, representatives or agents relative to the

Master Agency Agreement                                                  Page 20

                           APA Medical Professional Liability Book of Business acquired for the purpose of hiring them.

         2. The Agency represents and warrants to the Company, to the best of its knowledge and information, that prior to the execution of this Agreement, the Agency has delivered to the Company true and complete copies of any and all such covenants-not-to-compete, non-piracy and confidentiality agreements currently in effect between the Agency and its Shareholders, producers, and key employees.

         3. During the term of this Agreement, the Agency shall take no action to rescind, repeal or modify such agreements, except that the Agency may enter into modified or successor agreements providing it with no lesser protections. The expiration or termination of such covenants-not-compete, non-piracy and confidentiality agreements in accordance with their terms shall not be a violation of this Agreement.

         4. On the sale of all or a portion of the Agency (including, but not necessarily limited to, some or all of the Agency's APA Medical Professional Liability Book of Business or medical professional liability expirations owned by Agency pursuant to this Agreement) to the Company pursuant to this Agreement, the Agency and the Company shall enter into mutually acceptable covenant-not-to-compete, non-piracy and confidentiality agreements.

XI.      INDEMNIFICATION:

         A. INDEMNIFICATION BY THE COMPANY. During and following the termination of this Agreement, the Company will forever defend, indemnify and hold the Agency harmless against any claims, including related legal costs, fines, damages or monetary penalties incurred as a result of any act or omission by the Company in the performance of the Agreement.

         B. INDEMNIFICATION BY THE AGENCY. During and following the termination of this Agreement, the Agency will forever defend, indemnify and hold the Company harmless against any claims, including related legal costs, fines, damages or monetary penalties incurred as a result any act or omission by the Agency or its sub-agents in the performance of this Agreement.

         C. NOTICE AND OPPORTUNITY TO DEFEND. In the case of any claim asserted by a third party against a Party entitled to indemnification under this Agreement (the "Indemnified Party"), the Indemnified Party shall give written notice to the Party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. The Indemnified Party will permit the Indemnifying Party (at the expense of

Master Agency Agreement                                                  Page 21



                  such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that:

         1. The counsel for the Indemnifying Party who will conduct the defense of such claim or litigation must be reasonably satisfactory to the Indemnified Party;

         2. The Indemnified Party may participate in such defense at such Indemnified Party's expense; and

         3. The failure by any Indemnified Party to give notice as provided in this Agreement will not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission prejudices the Indemnifying Party in its defense of the claim.

         The Indemnifying Party and the Indemnified Party will cooperate in the defense of any claim or litigation and the records of each will be available to the other with respect to such defense.

         D. SETTLEMENT. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, may consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant to such Indemnified Party a release from all liability with respect to such claim or litigation, and does not impose any liabilities or obligations on the Indemnified Party.

         E. INTEREST ON LATE PAYMENT. Any indemnification obligation not paid when due shall bear interest at the Late Payment Interest Rate.

XII.     DISPUTE RESOLUTION:

         A. BINDING ARBITRATION. In the event of any dispute arising out of this Agreement, except where a Party seeks equitable relief, the Company and Agency agree to submit such dispute to arbitration as follows:

         1. The arbitration shall be conducted by a panel of three arbitrators. Each Party shall appoint one arbitrator within 45 days after the initial written notice of any arbitrable dispute by one Party to the other. The third arbitrator shall be selected by the first two arbitrators within 45 days after their appointment. If the two arbitrators cannot agree upon the third, a Judge of the Circuit Court for Ingham County, Michigan shall be requested to appoint the third arbitrator.

         2. The arbitration panel may allow reasonable discovery subject to its reasonable discretion. The determination of the arbitrators shall be final

Master Agency Agreement                                                  Page 22


                  and binding upon the Parties, and judgment may be entered on the arbitrators' determination in a court of competent execution.

         3. The arbitration shall be conducted in Ingham County, Michigan, in accordance with the procedures of the regional office of the American Arbitration Association responsible for Ingham County, Michigan. The Agency and the Company shall each pay the cost of the arbitrator it appointed, and shall each pay one-half of the cost of the third arbitrator. The prevailing Party, as determined by the arbitrators, shall be awarded reasonable attorneys fees and costs payable by the other Party.

         B. LIMITATION ON DAMAGES. Neither the Company nor the Agency shall be liable for or entitled to punitive or exemplary damages.



XIII.    MISCELLANEOUS:

         A. AMENDMENT. This Agreement may be amended only by the written agreement of the Parties.

         B. NON-WAIVER. Any failure by either Party to insist upon compliance with any provisions of this Agreement shall not be construed as or constitute a waiver of them by such Party.

         C. INTEGRATED AGREEMENT. This Agreement and its Exhibits as modified from time to time constitute the entire agreement between the Parties pertaining to its subject matter. Except as set forth in this Agreement, there are no representations, warranties, guarantees, agreements or understandings, whether express or implied, written or oral, pertaining to the subject matter of this Agreement. This Agreement supersedes, replaces and renders null and void, as of its Effective Date, all previous agreements between Company and the Agency (including its subsidiaries and affiliates) pertaining to its subject matter, as well as all term sheets signed or exchanged between the Parties before execution of this Agreement.

         D. APPLICABLE LAW. This Agreement shall be governed and interpreted by the laws of the State of Michigan, excluding its conflicts of law principles; except to the extent that any of its provisions conflict with the specific statutory obligations of Agency due to Agency's licensure by or activities in any other state, it shall be deemed amended to conform to the minimal degree necessary to comply with the relevant statutes or regulations of such other state. Any other conflicts of this Agreement with the applicable law of Michigan or with Michigan regulations shall be deemed conformed to those Michigan standards.

Master Agency Agreement                                                  Page 23




         E. COUNTERPARTS. This Agreement and any Exhibits, which require signatures, may be executed in counterparts, which shall together be regarded as binding upon the Parties.

         F. AUTHORITY. The persons signing below represent and warrant that they are duly authorized representatives of the respective Parties, fully willing and able to execute this Agreement.

         G. ASSIGNMENT. The Company may assign this Agreement to its parent, affiliate, or subsidiary corporations who are licensed insurers upon written notice to agency. Agency may not assign this Agreement except as set forth in
Section X of this Agreement.

         H. CONFIDENTIALITY.

         1. All information concerning a Party (the "Disclosing Party") in the possession of the other Party (the "Recipient Party") from time to time, shall be deemed to be "Confidential Information," except to the extent it is public knowledge at the time of its disclosure or becomes public knowledge through no fault of the Recipient Party, is developed independently by the Recipient Party, or is required by applicable law to be filed or disclosed to the public.

         2. The Parties agree to use Confidential Information only for the purpose of performing their respective obligations under this Agreement.

         3. The Parties agree to limit dissemination of Confidential Information to their respective officers, directors, employees, accountants, attorneys, and agents who have a reasonable need to know such information in order to perform this Agreement.

         4. The Parties agree to take reasonable steps to protect the confidentiality of such information prior to any such disclosure, including obtaining the agreement of any such third party to be bound by the terms of this Agreement.

         5. Except as required by applicable law or by Section VII.E., the Parties agree to immediately return all Confidential Information to the Disclosing Party, and/or to delete or destroy it, upon request or upon the termination of this Agreement, including any and all documents or other records containing Confidential Information, any and all copies made by the party or its agents, and any and all analyses, studies, or other documents or records prepared by the party or its agents that include or were based upon any Confidential Information.

Master Agency Agreement                                                  Page 24




         I. EXHIBITS. All referenced exhibits are deemed incorporated by reference into this Agreement.

         J. NOTICES. All notice requirements and other communications shall be deemed given when delivered or on the following business day after being sent by overnight courier with a nationally recognized courier service such as Federal Express, addressed as follows:


                  Company: American Physicians Assurance Corporation
                           c/o Secretary
                           1301 North Hagadorn Road
                           East Lansing, Michigan 48823

                  With a copy to:   Vice President, Marketing
                           American Physicians Assurance Corporation
                           1301 North Hagadorn Road
                           East Lansing, Michigan 48823

                  Agency:  SCW Agency Group, Inc.
                           c/o President
                           2501 Coolidge Road, Suite 300
                           East Lansing, Michigan 48826-4040

         K. HEADINGS. Any headings or titles used in this Agreement are non-substantive and appear for reference only.

         L. REPRESENTATIONS AND WARRANTIES OF THE AGENCY. The Agency represents and warrants to the Company each of the following as of the Effective Date of this Agreement:

         1. The Agency is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, with full corporate power and authority to conduct its business as it is now being conducted and to perform all of its obligations under this Agreement. As of the execution of this Agreement, the Agency or its subsidiaries are qualified to do business in Michigan, Illinois, Ohio, Indiana, Tennessee, Nevada, Florida, and Kentucky.

         2. The Agency and its subsidiaries hold all unrestricted licenses or certificates of authority necessary represent the Company as an agent in all jurisdictions in which the Agency or its subsidiaries are qualified to do business as foreign corporations.

         3. This Agreement constitutes the legal, valid and binding obligation of the Agency and its subsidiaries, enforceable in accordance with its terms.

Master Agency Agreement                                                  Page 25





                  The Agency and its subsidiaries have the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform their obligations under this Agreement, and such action has been duly authorized by all necessary action by the Shareholders and board of directors of the Agency and each subsidiary.

         4. Neither the execution nor the delivery of this Agreement nor the performance of its terms will breach any obligation or undertaking of the Agency or any subsidiary.

         5. From and since January 1, 2003 through and as of the execution and delivery of this Agreement, neither the Agency nor its Shareholders have engaged in, agreed to or withdrawn from any Restricted Transaction, nor have the Agency or its Shareholders had any substantive discussions, negotiations, exchange of information or exchange of confidentiality agreements with any third party leading to the development of a potential term sheet relative to any Restricted Transaction.

         6. From and since January 1, 2003 through and as of the execution and delivery of this Agreement, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of the Agency, and no event has occurred or circumstance exists that may result in such a material adverse change.

         M. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Agency each of the following as of the Effective Date of this Agreement:

         1. The Company is an insurance company duly organized, validly existing and in good standing under the laws of the State of Michigan, with full corporate power and authority to conduct its business as it is now being conducted and to perform all of its obligations under this Agreement. As of the execution of this Agreement, the Company is licensed as an insurer and is currently writing insurance business in the states listed in attached Exhibit C, and in no other jurisdictions.

         2. The Company holds all unrestricted licenses or certificates of authority in all jurisdictions in which it is qualified to do business as a foreign insurance company.

         3. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Company has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this

Master Agency Agreement                                                  Page 26




                  Agreement, and such action has been duly authorized by all necessary action of the Company's shareholder and board of directors.

         4. Neither the execution nor the delivery of this Agreement nor the performance of its terms will breach any obligation or undertaking of the Company.

         5. From and since January 1, 2003 through and as of the execution and delivery of this Agreement and except for matters disclosed in the Company's filings with state or federal regulatory agencies, press releases, and filings with the SEC, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.


         The Parties have executed this Master Agency Agreement by their duly authorized representatives.



COMPANY:                                   AGENCY:
AMERICAN PHYSICIANS ASSURANCE              SCW AGENCY GROUP, INC.
CORPORATION

/s/   R. Kevin Clinton                     /s/   Kristina N. Manoogian
-------------------------------------      ------------------------------------

Date:      February 12, 2004               Date:        February 12, 2004
       ------------------------------             -----------------------------

Master Agency Agreement                                                  Page 27



                                    EXHIBIT A
                           APA/SCW AGENCY GROUP, INC.
                             MASTER AGENCY AGREEMENT


         Designated Market and Commission Rates in effect as of the Effective Date of this Agreement:

------------------------------------ -----------------------------------------
        Designated Market                        Commission Rates
                                       (percentage of gross written premium)
------------------------------------ -----------------------------------------
Michigan                                                     New Business:  *
                                                         Renewal Business:  *
                                                            Tail Business:  *
------------------------------------ -----------------------------------------
Illinois                                                     New Business:  *
                                                         Renewal Business:  *
                                                            Tail Business:  *

                                                            Effective 7/1/04:
                                                             New Business:  *
                                                        Renewal Business:   *
                                                           Tail Business:   *
------------------------------------ -----------------------------------------
Kentucky                                                     New Business:  *
                                                         Renewal Business:  *
                                                            Tail Business:  *
------------------------------------ -----------------------------------------
Nevada                                                       New Business:  *
                                                         Renewal Business:  *
                                                            Tail Business:  *
------------------------------------ -----------------------------------------
Florida**                                                  New Business:  N/A
                                                         Renewal Business:  *
                                                            Tail Business:  *
------------------------------------ -----------------------------------------
Indiana/Michigan border area                                 New Business:  *
                                                         Renewal Business:  *
                                                            Tail Business:  *
------------------------------------ -----------------------------------------

**Endorsement modifications and other special circumstances during run-off commission to be determined on a case by case basis.

                         CURRENTLY APPROVED SUBAGENTS***

------------------------------------ ----------------------------------------
      Authorized Sub-agent                    Authorized Market
------------------------------------ ----------------------------------------
*                                    *
------------------------------------ ----------------------------------------
*                                    *
------------------------------------ ----------------------------------------

*Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Master Agency Agreement                                                  Page 28


-------------------------------- --------------------------------------------
                                 *
*
-------------------------------- --------------------------------------------
*                                *
-------------------------------- --------------------------------------------
*                                *
-------------------------------- --------------------------------------------
*                                *
-------------------------------- --------------------------------------------
*                                *
-------------------------------- --------------------------------------------
*                                *
-------------------------------- --------------------------------------------
*                                *
-------------------------------- --------------------------------------------
*                                *
-------------------------------- --------------------------------------------
*                                *
-------------------------------- --------------------------------------------
*                                *
-------------------------------- --------------------------------------------
*                                *
-------------------------------- --------------------------------------------
*                                *
-------------------------------- --------------------------------------------
*                                *
-------------------------------- --------------------------------------------
*                                *
-------------------------------- --------------------------------------------
*                                *
-------------------------------- --------------------------------------------
*                                *
-------------------------------- --------------------------------------------
*                                *
-------------------------------- --------------------------------------------
*                                *
-------------------------------- --------------------------------------------


                    CURRENTLY APPROVED COMPETING INSURERS***



------------------------------ -----------------------------------------------
           Market                         Approved Competing Insurer
------------------------------ -----------------------------------------------
*                              *
------------------------------ -----------------------------------------------
*                              *
------------------------------ -----------------------------------------------

------------------------------ -----------------------------------------------

------------------------------ -----------------------------------------------

*** Subject to annual review and written prior approval by the Company


* Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Master Agency Agreement                                                  Page 29



                                    EXHIBIT B
                           APA/SCW AGENCY GROUP, INC.
                             MASTER AGENCY AGREEMENT

                 MICHIGAN MEDICAL PROFESSIONAL EXPIRATIONS WITH
                 ORIGINAL EXPIRATION DATES PRIOR TO JULY 1, 1991
            TRANSFERRED TO THE AGENCY UPON EXECUTION OF THE AGREEMENT

Master Agency Agreement                                                  Page 30



                                    EXHIBIT C
        JURISDICTIONS IN WHICH AMERICAN PHYSICIANS ASSURANCE CORPORATION
                             IS CONDUCTING BUSINESS


Illinois
Iowa
Kentucky
Michigan
Minnesota
Nevada
New Mexico
Ohio
Tennessee
Virginia
West Virginia
Wisconsin